Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our report dated February 19, 2021, relating to the consolidated financial statements of Apollo Global Management, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2020:

•Registration Statement No. 333-232284 on Form S-3ASR
•Registration Statement No. 333-232282 on Form S-3ASR
•Registration Statement No. 333-232277 on Form S-3ASR
•Registration Statement No. 333-232797 on Form S-8
•Registration Statement No. 333-173161 on Form S-8

/s/ Deloitte & Touche LLP
New York, New York
February 19, 2021